Exhibit 10.3
CHINA XINIYA FASHION LIMITED
2010 EQUITY INCENTIVE PLAN
     1.     Purposes of the Plan. The purposes of this Plan are:
•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.
     The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Shares, Share Appreciation Rights, Restricted Share Units, Performance Units, Performance Shares, and Other Share Based Awards.
     2.     Definitions. As used herein, the following definitions will apply:
               (a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.
               (b) “ADSs” means the American depositary shares representing the Ordinary Shares of the Company.
               (c) “Applicable Laws” means the requirements relating to the administration of equity-based awards or equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Ordinary Shares represented by the ADSs are listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.
               (d) “Award” means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Shares, Restricted Share Units, Performance Units, Performance Shares or Other Share Based Awards.
               (e) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.
               (f) “Awarded Shares” means the Ordinary Shares subject to an Award.
               (g) “Board” means the Board of Directors of the Company.
               (h) “Change in Control” means the occurrence of any of the following events:
                         (i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

                         (ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;
                         (iii) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or
                         (iv) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.
               (i) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.
               (j) “Committee” means the compensation committee of the Board.
               (k) “Company” means China Xiniya Fashion Limited, a limited liability company incorporated under the laws of the Cayman Islands, or any successor thereto.
               (l) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.
               (m) “Director” means a member of the Board.
               (n) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.
               (o) “Dividend Equivalent” means a credit, made at the discretion of the Administrator, for the account of a Participant in an amount equal to the value of dividends paid on one Share for each Share represented by an Award held by such Participant.
               (p) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

               (q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
               (r) “Fair Market Value” means, as of any date, the value of the Ordinary Shares represented by the ADSs are determined as follows:
                         (i) If the Ordinary Shares represented by the ADSs are listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
                         (ii) If the Ordinary Shares represented by the ADSs are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Ordinary Shares represented by the ADSs for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
                         (iii) In the absence of an established market for the Ordinary Shares, the Fair Market Value will be determined in good faith by the Administrator.
     Notwithstanding the preceding, for federal, state, and local income tax reporting purposes and for such other purposes as the Administrator deems appropriate, the Fair Market Value shall be determined by the Administrator in accordance with uniform and nondiscriminatory standards adopted by it from time to time.
               (s) “Fiscal Year” means the fiscal year of the Company.
               (t) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
               (u) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
               (v) “Ordinary Shares” means the ordinary shares of the Company, par value US$0.00005 par value, or in the case of Performance Units, Restricted Share Units, and certain Other Share Based Awards, the cash equivalent thereof, as applicable.
               (w) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
               (x) “Option” means a stock option granted pursuant to the Plan.
               (y) “Other Share Based Awards” means any other awards not specifically described in the Plan that are valued in whole or in part by reference to, or are otherwise based on, Ordinary Shares and are created by the Administrator pursuant to Section 12.

               (z) “Outside Director” means a Director who is not an Employee.
               (aa) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
               (bb) “Participant” means the holder of an outstanding Award granted under the Plan.
               (cc) “Performance Share” means an Award granted to a Service Provider pursuant to Section 10 of the Plan.
               (dd) “Performance Unit” means an Award granted to a Service Provider pursuant to Section 10 of the Plan.
               (ee) “Period of Restriction” means the period during which the transfer of Restricted Shares are subject to restrictions and a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.
               (ff) “Plan” means this 2010 Equity Incentive Plan.
               (gg) “Restricted Shares” means Ordinary Shares issued pursuant to a Restricted Share award under Section 8 or issued pursuant to the early exercise of an Option.
               (hh) “Restricted Share Unit” means an Award that the Administrator permits to be paid in installments or on a deferred basis pursuant to Sections 4 and 11 of the Plan.
               (ii) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
               (jj) “Section 16(b)” means Section 16(b) of the Exchange Act.
               (kk) “Service Provider” means an Employee, Director or Consultant.
               (ll) “Share” means an Ordinary Share, as adjusted in accordance with Section 15 of the Plan
               (mm) “Share Appreciation Right” or “SAR” means an Award that pursuant to Section 9 of the Plan is designated as a SAR.
               (nn) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.
     3.     Ordinary Shares Subject to the Plan.
               (a) Ordinary Shares Subject to the Plan. Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Ordinary Shares that may be issued under the Plan is 23,200,000.

The Ordinary Shares subject to the Plan may be authorized, but unissued, or reacquired Ordinary Shares. Ordinary Shares shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. Upon payment in Ordinary Shares pursuant to the exercise of an Award, the number of Ordinary Shares available for issuance under the Plan shall be reduced only by the number of Ordinary Shares actually issued in such payment. If a Participant pays the exercise price (or purchase price, if applicable) of an Award through the tender of Ordinary Shares, or if the Ordinary Shares are tendered or withheld to satisfy any Company withholding obligations, the number of the Ordinary Shares so tendered or withheld shall again be available for issuance pursuant to future Awards under the Plan.
               (b) Lapsed Awards. If any outstanding Award expires or is terminated or canceled without having been exercised or settled in full, or if the Ordinary Shares acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company, the Ordinary Shares allocable to the terminated portion of such Award or such forfeited or repurchased Ordinary Shares shall again be available for grant under the Plan.
               (c) Share Reserve. The Company, during the term of the Plan, shall at all times keep available such number of Ordinary Shares authorized for issuance as will be sufficient to satisfy the requirements of the Plan.
     4.     Administration of the Plan.
               (a) Procedure.
                         (i) Administrative Bodies. The Board or the Committee may administer the Plan.
                         (ii) Section 162(m). To the extent that the Administrator determines it to be desirable and necessary to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.
                         (iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.
                         (iv) Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.
                         (v) Delegation of Authority for Day-to-Day Administration. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

               (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:
                         (i) to determine the Fair Market Value;
                         (ii) to select the Service Providers to whom Awards may be granted hereunder;
                         (iii) to determine the number of the Ordinary Shares to be covered by each Award granted hereunder;
                         (iv) to approve forms of agreement for use under the Plan;
                         (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture or repurchase restrictions, and any restriction or limitation regarding any Award or the Ordinary Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, will determine;
                         (vi) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;
                         (vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws and/or qualifying for preferred tax treatment under applicable foreign tax laws;
                         (viii) to modify or amend each Award (subject to Section 18(c) of the Plan), including (A) the discretionary authority to extend the post-termination exercisability period of Awards longer than is otherwise provided for in the Plan and (B) accelerate the satisfaction of any vesting criteria or waiver of forfeiture or repurchase restrictions;
                         (ix) to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Ordinary Shares or cash to be issued upon exercise or vesting of an Award that number of the Ordinary Shares or cash having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of any Ordinary Shares to be withheld will be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Ordinary Shares or cash withheld for this purpose will be made in such form and under such conditions as the Administrator may deem necessary or advisable;
                         (x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator,

                         (xi) to allow a Participant to defer the receipt of the payment of cash or the delivery of the Ordinary Shares that would otherwise be due to such Participant under an Award;
                         (xii) to determine whether Awards will be settled in Ordinary Shares, cash or in any combination thereof;
                         (xiii) to determine whether Awards will be adjusted for Dividend Equivalents;
                         (xiv) to create Other Share Based Awards for issuance under the Plan;
                         (xv) to establish a program whereby Service Providers designated by the Administrator can reduce compensation otherwise payable in cash in exchange for Awards under the Plan;
                         (xvi) to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Ordinary Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers; and
                         (xvii) to make all other determinations deemed necessary or advisable for administering the Plan.
               (c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.
     5.     Eligibility. Nonstatutory Stock Options, Restricted Shares, Share Appreciation Rights, Performance Units, Performance Shares, Restricted Share Units and Other Share Based Awards may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.
     6.     Limitations.
               (a) ISO $100,000 Rule. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Ordinary Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Ordinary Shares will be determined as of the time the Option with respect to such Ordinary Shares is granted.

               (b) Special Limits for Grants of Options, Share Appreciation Rights and Performance Shares or Performance Units. Subject to Section 15 of the Plan, the following special limits shall apply to Ordinary Shares available for Awards under the Plan:
                         (i) the maximum number of Ordinary Shares that may be subject to Options granted to any Service Provider in any calendar year shall equal 9,280,000 Ordinary Shares, plus any Ordinary Shares which were available under this Section 6(b)(i) for Awards to such Service Provider in any prior calendar year but which were not covered by such Awards; and
                         (ii) the maximum number of Ordinary Shares that may be subject to Share Appreciation Rights granted to any Service Provider in any calendar year shall equal 9,280,000 Ordinary Shares, plus any Ordinary Shares which were available under this Section 6(b)(ii) for Awards to such Service Provider in any prior calendar year but which were not covered by such Awards.
                         (iii) The maximum number of Ordinary Shares that may be subject to Performance Shares or Performance Units granted to any Service Provider in any calendar year shall equal 9,280,000 Ordinary Shares, plus any Ordinary Shares which were available under this Section 6(b)(iii) for Awards to such Service Provider in any prior calendar year but which were not covered by such Awards.
               (c) No Rights as a Service Provider. Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing his or her relationship as a Service Provider, nor shall they interfere in any way with the right of the Participant or the right of the Company or its Parent or Subsidiaries to terminate such relationship at any time, with or without cause.
     7.     Stock Options.
               (a) Number and Term of Option. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Options under the Plan. The Administrator will have complete discretion to determine the number of Options granted to any Service Provider. The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

               (b) Option Exercise Price and Consideration.
                         (i) Exercise Price. The per share exercise price for the Ordinary Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:
                                   (1) In the case of an Incentive Stock Option
                                             (A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all shares of the Company or any Parent or Subsidiary, the per share exercise price will be no less than 110% of the Fair Market Value per Ordinary Share on the date of grant.
                                             (B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per share exercise price will be no less than 100% of the Fair Market Value per Ordinary Share on the date of grant.
                                   (2) In the case of a Nonstatutory Stock Option, the per share exercise price will be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as “performance-based compensation” within the meaning of Section 162 (m) of the Code, the per share exercise price will be no less than 100% of the Fair Market Value per Ordinary Share on the date of grant.
                                   (3) Notwithstanding the foregoing, Incentive Stock Options may be granted with a per share exercise price of less than 100% of the Fair Market Value per Ordinary Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.
                         (ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised. The Administrator, in its sole discretion, may accelerate the satisfaction of such conditions at any time.
               (c) Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration, to the extent permitted by Applicable Laws, may consist entirely of:
                         (i) cash;
                         (ii) check;
                         (iii) promissory note;

                         (iv) other Ordinary Shares which meet the conditions established by the Administrator to avoid adverse accounting consequences (as determined by the Administrator);
                         (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;
                         (vi) a reduction in the amount of any Company liability to the Participant;
                         (vii) any combination of the foregoing methods of payment; or
                         (viii) such other consideration and method of payment for the issuance of Ordinary Shares to the extent permitted by Applicable Laws.
               (d) Exercise of Option.
                         (i) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of an Ordinary Share.
     An Option will be deemed exercised when the Company receives: (x) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (y) full payment for the Ordinary Shares with respect to which the Option is exercised (including provision for any applicable tax withholding). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Ordinary Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Ordinary Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Awarded Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Ordinary Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Ordinary Shares are issued, except as provided in Section 15 of the Plan or the applicable Award Agreement.
     Exercising an Option in any manner will decrease the number of Ordinary Shares thereafter available for sale under the Option, by the number of Ordinary Shares as to which the Option is exercised.
                         (ii) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the

Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Ordinary Shares covered by the unvested portion of the Option will be forfeited and will revert to the Plan again will become available for grant under the Plan. If after termination the Participant does not exercise his or her Option as to all of the vested Ordinary Shares within the time specified by the Administrator, the Option will be forfeited and will revert to the Plan and again will become available for grant under the Plan.
                         (iii) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Ordinary Shares covered by the unvested portion of the Option will be forfeited and will revert to the Plan and again will become available for grant under the Plan.. If after termination the Participant does not exercise his or her Option as to all of the vested Ordinary Shares within the time specified by the Administrator, the Option will terminate, and the remaining Ordinary Shares covered by such Option will be forfeited and will revert to the Plan and again will become available for grant under the Plan. .
                         (iv) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to the Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the persons) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s death. Unless otherwise provided by the Administrator, if at the time of death the Participant is not vested as to his or her entire Option, the Ordinary Shares covered by the unvested portion of the Option will be forfeited and will revert to the Plan and again will become available for grant under the Plan. If the Option is not exercised as to all of the vested Ordinary Shares within the time specified by the Administrator, the Option will terminate, and the remaining Ordinary Shares covered by such Option will be forfeited and will revert to the Plan and again will become available for grant under the Plan. .
     8.     Restricted Shares.
               (a) Grant of Restricted Shares. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Restricted Shares to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

               (b) Restricted Share Agreement. Each Award of Restricted Shares will be evidenced by an Award Agreement that will specify the Period of Restriction and the applicable restrictions, the number of Ordinary Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, Restricted Shares will be held by the Company as escrow agent until the restrictions on such Restricted Shares have lapsed.
               (c) Transferability. Except as provided in this Section 8, Restricted Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.
               (d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Restricted Shares as it may deem advisable or appropriate.
               (e) Removal of Restrictions. Except as otherwise provided in this Section 8, Restricted Shares covered by each Restricted Shares grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.
               (f) Voting Rights. During the Period of Restriction, Service Providers holding Restricted Shares granted hereunder may exercise the voting rights applicable to those Restricted Shares, unless the Administrator determines otherwise.
               (g) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Restricted Shares will be entitled to receive all dividends and other distributions paid with respect to such Restricted Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Ordinary Shares, the Ordinary Shares will be subject to the same restrictions on transferability and forfeitability as the Restricted Shares with respect to which they were paid.
               (h) Return of Restricted Shares to Company. On the date set forth in the Award Agreement, the Restricted Shares for which restrictions have not lapsed will be forfeited and will revert to the Company and again will become available for grant under the Plan.
     9.     Share Appreciation Rights.
               (a) Grant of SARs. Subject to the terms and conditions of the Plan, a SAR may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.
               (b) Number of SARs. Subject to the terms and conditions of the Plan, the Administrator will have complete discretion to determine the number of SARs granted to any Service Provider.
               (c) Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the per-Share exercise price and other terms and conditions of SARs granted under the Plan.

               (d) Exercise of SARs. SARs will be exercisable on such terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator, in its sole discretion, may accelerate exercisability at any time.
               (e) SAR Agreement. Each SAR grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.
               (f) Expiration of SARs. An SAR granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Sections 7(d)(ii), 7(d)(iii) and 7(d)(iv) also will apply to SARs.
               (g) Payment of SAR Amount. Upon exercise of an SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:
                         (i) The difference between the Fair Market Value of an Ordinary Share on the date of exercise over the exercise price; times
                         (ii) The number of Shares with respect to which the SAR is exercised.
     At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.
     10.     Performance Units and Performance Shares.
               (a) Grant of Performance Units/Shares. Subject to the terms and conditions of the Plan, Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. Subject to the terms and conditions of the Plan, the Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.
               (b) Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of an Ordinary Share on the date of grant.
               (c) Performance Objectives and Other Terms. The Administrator will set performance objectives in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Participant. The time period during which the performance objectives must be met will be called the “Performance Period.” Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, applicable securities laws, or any other basis determined by the Administrator in its discretion.

               (d) Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved, as determined by the Administrator in its sole discretion. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives for such Performance Unit/Share.
               (e) Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made after the expiration of the applicable Performance Period at the time determined by the Administrator. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination of cash and Shares.
               (f) Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.
     11.     Restricted Share Units. Restricted Share Units shall consist of a Restricted Share, Performance Share or Performance Unit Award that the Administrator, in its sole discretion permits to be paid out in installments or on a deferred basis, in accordance with rules and procedures established by the Administrator
     12.     Other Share Based Awards. Other Share Based Awards may be granted either alone, in addition to, or in tandem with, other Awards granted under the Plan and/or cash awards made outside of the Plan. The Administrator shall have authority to determine the Service Providers to whom and the time or times at which Other Share Based Awards shall be made, the amount of such Other Share Based Awards, and all other conditions of the Other Share Based Awards including any dividend and/or voting rights.
     13.     Leaves of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence and will resume on the date the Participant returns to work on a regular schedule as determined by the Company; provided, however, that no vesting credit will be awarded for the time vesting has been suspended during such leave of absence. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no leave of absence may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three months following the 91st day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for U.S. federal tax purposes as a Nonstatutory Stock Option.
     14.     Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.
     15.     Adjustments; Dissolution or Liquidation; Change in Control.
               (a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Ordinary Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Ordinary Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Ordinary Shares occurs such that an adjustment is determined by the Administrator (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Administrator shall, in such manner as it may deem equitable, adjust the number and class of Ordinary Shares which may be delivered under the Plan, the number, class and price of Ordinary Shares subject to outstanding awards, and the numerical limits in Section 6. Notwithstanding the preceding, the number of Ordinary Shares subject to any Award always shall be a whole number.
               (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Award, to the extent applicable, until ten (10) days prior to such transaction as to all of the Awarded Stock covered thereby, including Ordinary Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase Option or forfeiture rights applicable to any Award shall lapse 100%, and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously vested and, if applicable, exercised, an Award will terminate immediately prior to the consummation of such proposed action.
               (c) Change in Control.
                         (i) Stock Options and SARs. In the event of a Change in Control, each outstanding Option and SAR shall be assumed or an equivalent Option or SAR substituted by the acquiring or successor corporation or a Parent of the acquiring or successor corporation. Unless determined otherwise by the Administrator, in the event that the successor corporation refuses to assume or substitute for the Option or SAR, the Participant shall fully vest in and have the right to exercise the Option or SAR as to all of the Awarded Shares, including those as to which it would not otherwise be vested or exercisable. If an Option or SAR is not assumed or substituted in the event of a Change in Control, the Administrator shall notify the Participant in writing or electronically that the Option or SAR shall be exercisable, to the extent vested, for a period of up to fifteen (15) days from the date of such notice, and the Option or SAR shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or SAR shall be considered assumed if, following the Change in Control, the Option or SAR confers the right to purchase or receive, for each Awarded Share subject to the Option or SAR immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of the Ordinary Shares for each Ordinary Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely Ordinary Shares of the acquiring or successor corporation or its Parent, the Administrator may, with the consent of the acquiring or successor corporation, provide for the consideration to be received upon the exercise of the Option or SAR, for each Awarded Share subject to the Option or SAR, to be solely Ordinary Shares of the acquiring or successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Ordinary Shares in the Change in Control. Notwithstanding anything herein to the contrary, an Award that vests, is earned, or is paid out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or the acquiring or successor corporation modifies any of such performance goals without the Participant’s consent; provided, however, that a modification to such performance goals only to reflect the acquiring or successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.
                         (ii) Restricted Shares, Performance Shares, Performance Units, Restricted Share Units and Other Share Based Awards. In the event of a Change in Control, each outstanding Award of Restricted Shares, Performance Share, Performance Unit, Restricted Share Unit or Other Share Based Award shall be assumed or an equivalent Restricted Share, Performance Share, Performance Unit, Restricted Stock Unit or Other Share Based Award substituted by the acquiring or successor corporation or a Parent of the acquiring or successor corporation. Unless determined otherwise by the Administrator, in the event that the acquiring or successor corporation refuses to assume or substitute for the Award, the Participant shall fully vest in the Award including as to Shares/Units that would not otherwise be vested, all applicable restrictions will lapse, and all performance objectives and other vesting criteria will be deemed achieved at targeted levels. For the purposes of this paragraph, an Award of Restricted Shares, Performance Shares, Performance Units, Other Share Based Awards and Restricted Share Units shall be considered assumed if, following the Change in Control, the award confers the right to purchase or receive, for each Ordinary Share subject to the Award immediately prior to the Change in Control (and if a Restricted Share Unit or Performance Unit, for each Share as determined based on the then current value of the unit), the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of the Ordinary Shares for each Ordinary Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Ordinary Shares); provided, however, that if such consideration received in the Change in Control is not solely Ordinary Shares of the successor corporation or its Parent, the Administrator may, with the consent of the acquiring or successor corporation, provide that the consideration to be received for each Ordinary Share (and if a Restricted Stock Unit or Performance Unit, for each Ordinary Share as determined based on the then current value of the unit) be solely Ordinary Shares of the acquiring or successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Ordinary Shares in the Change in Control. Notwithstanding anything herein to the contrary, an Award that vests, is earned, or is paid out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or the acquiring or successor corporation modifies any of the performance goals without the Participant’s consent; provided, however, that a modification to the performance goals only to reflect the acquiring or successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.
                         (iii) Outside Director Awards. Notwithstanding any provision of Section 15(c)(i) or 15(c)(ii) to the contrary, with respect to Awards granted to an Outside Director that are assumed or substituted for, if on the date of or following the assumption or substitution the Participant’s status as a Director or a director of the acquiring or successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant, then the Participant shall fully vest in and have the right to exercise his or her Options and Share Appreciation Rights as to all of the Awarded Shares, including those as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Shares and Restricted Share Units, as applicable, will lapse, and, with respect to Performance Shares, Performance Units, and Other Stock Based Awards, all performance goals and other vesting criteria will be deemed achieved at target levels and all other terms and conditions met.
     16.     Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such later date as is determined by the Administrator, consistent with applicable laws. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.
     17.     Term of Plan. Subject to Section 22 of the Plan, the Plan will become effective pursuant to the resolution adopting the Plan by the Board. It will continue in effect for a term of ten (10) years unless terminated earlier under Section 18 of the Plan.
     18.     Amendment and Termination of the Plan.
               (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.
               (b) Shareholder Approval. The Company will obtain shareholder approval of any Plan amendment to the extent necessary or, as determined by the Administrator in its sole discretion, desirable to comply with Applicable Laws.
               (c) Effect of Amendment or Termination. No amendment, alteration, suspension, or termination of the Plan will impair the rights of any Participant with respect to outstanding Awards, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
     19. Conditions Upon Issuance of Ordinary Shares.
               (a) Legal Compliance. Ordinary Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Ordinary Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

               (b) Investment Representations. As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving such Award to represent and warrant at the time of any such exercise or receipt that the Ordinary Shares are being purchased only for investment and without any present intention to sell or distribute such Ordinary Shares if, in the opinion of counsel for the Company, such a representation is required.
     20. Severability. Notwithstanding any contrary provision of the Plan or an Award to the contrary, if any one or more of the provisions (or any part thereof) of this Plan or the Awards shall be held invalid, illegal, or unenforceable in any respect, such provision shall be modified so as to make it valid, legal, and enforceable, and the validity, legality, and enforceability of the remaining provisions (or any part thereof) of the Plan or Award, as applicable, shall not in any way be affected or impaired thereby.
     21. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Ordinary Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Ordinary Shares as to which such requisite authority will not have been obtained.
     22. Shareholder Approval. The Plan will be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval will be obtained in the manner and to the degree required under Applicable Laws.
     23. Choice of Law. The Plan will be governed by and construed in accordance with the laws of the state of New York.